Exhibit 10.1
EXECUTION VERSION
CIM OPPORTUNITY ZONE FUND, L.P.
MANAGEMENT AGREEMENT
This MANAGEMENT AGREEMENT (this "Agreement") is entered into as of January 21, 2019 by and among CIM Opportunity Zone Fund, L.P., a Delaware limited partnership (the "Partnership"), CIM Opportunity Zone Fund GP, LLC, a Delaware limited liability company (the "General Partner"), CIM Group, L.P., a California limited partnership ("CIM RPM"), CIM RE Debt Management, LLC, a Delaware limited liability company ("CIM DM") and CIM Controlled Company Management, LLC, a Delaware limited liability company ("CIM CCM"). CIM RPM, CIM DM and CIM CCM shall each be referred to herein as a "Manager" and collectively, the "Managers". Except where otherwise specifically indicated, all capitalized terms used in this Agreement will have the meanings given them in the Fund's Amended and Restated Limited Partnership Agreement (the "Partnership Agreement").
RECITALS
A.The Partnership has been organized for the purpose of acquiring, owning, developing or re-developing and operating infrastructure and real estate properties located in low-income communities in the United States and its possessions designated as Opportunity Zones;
B.The General Partner and the Partnership have provided the Managers with a copy of the Partnership Agreement, the private placement memorandum pursuant to which partnership interests ("Interests") in the Partnership are offered and sold (the "PPM"), and the forms of questionnaire, application and agreement pursuant to which investors may subscribe for Interests ("Subscription Agreements");
C.The Partnership and the General Partner wish to engage the Managers to act as the managers for the Partnership; and
D.The Managers are willing to perform such services under the terms and conditions hereinafter set forth.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration the receipt whereof is hereby acknowledged, the parties hereto agree as follows:
1.Appointment of the Managers. The General Partner hereby appoints the Managers to act as managers for the Partnership and assigns to each Manager respectively the responsibility to manage the following property classes respectively in connection with the Partnership: (a) CIM RPM: real property, including U.S treasury bonds or any other instruments that are direct obligations of, or guaranteed by, the U.S government, held in connection therewith; (b) CIM-DM: debt, including U.S treasury bonds or any other instruments that are direct obligations of, or guaranteed by, the U.S government, held in connection therewith; and (c) CIM-CCM: controlled companies, including U.S treasury bonds or any other instruments that are direct obligations of, or guaranteed by, the U.S government, held in connection therewith. Each Manager hereby accepts such appointment and assignment. If and to the extent the General Partner deems it appropriate to do so, the General Partner may assign responsibility to manage other property classes to one or more of the Managers or an Affiliate thereof.
2.Authority of the Managers. Each Manager shall provide recommendations and analyses to the Partnership related to the property class(es) assigned to such Manager and shall perform each of the duties required of the General Partner under the Section 3.02 of the Partnership Agreement as to such property class(es);. Each Manager agrees that it will perform its duties under this Agreement in full compliance with the terms of the Partnership Agreement and applicable law.
3.Reports by the Managers. The Managers will submit such periodic reports to the Partnership or General Partner regarding the Managers' activities hereunder as the Partnership or General Partner may reasonably request.
4.Management Fee; Other Fees.
a.In consideration of the management and other services provided by the Managers pursuant to this Agreement, the Partnership shall pay to each Manager such portion of the Management Fees payable under Section 8.01 of the Partnership Agreement that is attributable to the property class(es) managed by such Manager, with such portion to be determined in good faith by the General Partner; provided, that such amounts shall be reduced by the Reduction Amount as calculated under Section 8.02 of the Partnership Agreement.
b.Any Other Fees charged or earned by the Managers or any of their Affiliates or personnel, shall be paid directly to the Managers or any of their Affiliates or personnel, as applicable; provided, that, in the General Partner's discretion, any Other Fees may be paid directly to the Partnership for the benefit of the Partners.
5.Expenses. The Partnership will be responsible for all costs and expenses related to the operation and administration of the Partnership and all other expenses of the Partnership, as described in the Partnership Agreement and the PPM (or the applicable successor description in amendments to the PPM). The Partnership will reimburse the Managers for any of such expenses paid for by the Managers.
6.Scope of Liabilities.
a.None of the Manager, its Affiliates or each of their respective members, officers, directors, managers, employees, stockholders, shareholders, consultants, partners and agents (to the extent such agents are designated as Indemnitees in the General Partner's discretion) (each, an "Indemnitee"), shall be liable to the Partnership, to any Investment or to any Limited Partner for (x) any act performed or omission made by such Indemnitee in connection with the conduct of the affairs of the Partnership or otherwise in connection with the Partnership Agreement or the matters contemplated herein, except an Indemnitee shall be liable, responsible and accountable for, and shall indemnify, pay, protect and hold harmless the Partnership from and against, any such act or omission resulting from any such Indemnitee's own fraud, willful misconduct or gross negligence, or (y) any mistake, negligence, dishonesty or bad faith of any third-party advisor, broker or agent of the Partnership.
b.An Indemnitee may consult with legal counsel, tax advisors, accountants and other similar advisors selected by it and any act or omission suffered or taken by it on behalf of the Partnership or in furtherance of the interests of the Partnership in reliance upon and in accordance with the advice of such legal counsel, tax advisors, accountants and other similar advisors shall be full justification for any such act or omission, and any such Indemnitee shall be fully protected and not liable to the Partnership or any Partner in so acting or omitting to act; provided that (x) such legal counsel, tax advisors, accountants and other similar advisors were selected and retained with reasonable care and (y) such legal counsel, tax advisors, accountants and other similar advisors were relied upon only with respect to matters believed by the Indemnitee to be within the scope of their expertise.

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7.Indemnification. The Partnership agrees as follows:
a.To the fullest extent permitted by law, the Partnership shall indemnify and hold harmless each of the Indemnitees from and against any and all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties, and legal or other costs and expenses of investigating, defending against and/or appealing any claim or alleged claim) of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnitee and arise out of or in connection with the affairs of the Partnership, any Alternative Vehicle through which Investments are made or any Intermediate Entity, including acting as a director or the equivalent of any entity in or through which an Investment is made, or the performance by such Indemnitee of any of the General Partner's responsibilities under the Partnership Agreement or otherwise in connection with the matters contemplated in the Partnership Agreement; provided that an Indemnitee shall not be entitled to indemnification hereunder for any such claims, liabilities, damages, losses, costs and expenses that resulted from such Indemnitee's fraud, willful misconduct or gross negligence. In determining whether an Indemnitee acted pursuant to this Section 7.a, the Indemnitee shall be entitled to rely on reports and written statements of the directors, officers, employees, agents, stockholders, members and/or partners of any Investment, any Person in which the Partnership or any Alternative Vehicle holds an Investment, and/or any other entity in which the Partnership or any Alternative Vehicle owns a direct or indirect interest.
b.Expenses incurred by an Indemnitee in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be periodically advanced by the Partnership prior to the final disposition thereof upon receipt of an undertaking by such Person to repay such amount to the extent that it shall be determined ultimately that such Indemnitee is not entitled to be indemnified hereunder. No advances shall be made by the Partnership under this Section 7.b without the prior written approval of the General Partner.
c.The right of any Indemnitee to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnitee may otherwise be entitled by contract or as a matter of law or equity or otherwise, shall continue as to an Indemnitee who shall have ceased to have an official capacity for acts or omissions during such official capacity, and shall extend to such Indemnitee's successors, assigns and legal representatives.
d.If any Person entitled to indemnification from the Partnership hereunder is entitled to indemnification from another source or to recovery by insurance policies, such Person shall diligently and continuously pursue such other source; provided that (i) such obligation shall not in any manner limit such Person's right to seek indemnification or advances under this Agreement and (ii) such Person shall remit to the Partnership any funds it recovers from another source to the extent that the sum of the amounts recovered from such other source plus the amounts recovered from the Partnership exceeds the aggregate losses it incurred for which it is entitled to indemnification hereunder.
e.The indemnification rights provided for in this Section 7 shall survive the termination of the Partnership or this Agreement.
f.Notwithstanding anything to the contrary in this Section 7, to the maximum extent permitted by applicable law, to the extent that an Indemnitee is also entitled to be indemnified by, or receive advancement of expenses from, any potential, current or former portfolio entity (a "Portfolio Entity Indemnitor") at or for which any Indemnitee is, was or shall be a member, partner, officer, director, employee or agent at the request of the Partnership, any Alternative Vehicle, the General

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Partner, the Managers or any of their respective Affiliates, with respect to any applicable liabilities, it is intended that (i) such Portfolio Entity Indemnitor shall be the indemnitor of first resort (i.e., its obligations to such Indemnitee are primary and any obligation of the Partnership (or any Affiliate thereof other than such Portfolio Entity Indemnitor) to provide indemnification or advancement for the same liabilities incurred by such Indemnitee are secondary), (ii) the Partnership's obligation, if any, to indemnify or advance expenses to any such Indemnitee shall be reduced by any amount that such Indemnitee collects as indemnification or advancement from the applicable Portfolio Entity Indemnitor and (iii) if the Partnership (or any Affiliate thereof other than a Portfolio Entity Indemnitor) pays or causes to be paid, for any reason, any amounts that should have been paid by a Portfolio Entity Indemnitor, then (x) the Partnership (or any such Affiliate thereof other than a Portfolio Entity Indemnitor) shall be fully subrogated to all rights of the relevant Indemnitee with respect to such payment and (y) each relevant Indemnitee shall assign to the Partnership its rights to advancement or indemnification with respect to such payment from or with respect to such Portfolio Entity Indemnitor.
g.Notwithstanding anything herein to the contrary, the provisions of Section 6 and this Section 7 shall not act as a waiver by any Limited Partner of any rights under applicable U.S. securities laws or other laws, the applicability of which is not permitted to be waived.
8.Representations and Warranties.
a.Of the Managers. Each of the Managers represents and warrants that:
(1)All information describing such Manager and its personnel that it has furnished in writing to the General Partner specifically for inclusion in the PPM is accurate and complete in all material respects and does not contain any misleading or untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.
(2)Such Manager is either a limited partnership or a limited liability company, in each case duly organized, validly existing, and in good standing under the laws of the state of Delaware or California, as applicable, and has full power and authority to perform its obligations under this Agreement.
(3)This Agreement has been duly authorized, executed and delivered on behalf of such Manager and, assuming due authorization, execution, and delivery by the other parties hereto, constitutes a valid and binding agreement of such Manager enforceable in accordance with its terms.
(4)Such Manager has all governmental and regulatory approvals required to perform its obligations under this Agreement.
b.Of the Partnership and the General Partner. Each of the Partnership and the General Partner represents and warrants that:
(1)It is duly organized pursuant to, and is validly existing and in good standing under, the laws of the State of Delaware, and it has full power and authority to conduct its operations, as described in the Partnership Agreement and perform its obligations under this Agreement.

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(2)This Agreement has been duly authorized, executed, and delivered and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation, enforceable against it in accordance with its terms.
(3)The General Partner has provided or will provide the Managers with true and correct copies of all Subscription Agreements completed by each subscriber for Interests.
9.Covenants.
a.Of the Managers. Each of the Managers hereby covenants and agrees as follows:
(1)It will perform its duties under this Agreement in conformity with the limitations and restrictions, and consistently with the objectives, set forth in the PPM; and
(2)It will inform the General Partner if any of the information it has provided the General Partner and the Partnership in writing specifically for inclusion in the PPM ceases to be accurate in any material respect or if the Manager becomes aware of additional facts that, if omitted from the PPM, would make the written information the Manager has previously provided, in light of the statements made in such written materials, misleading in any material respect.
(3)It will not assign this Agreement without the General Partner's consent.
(4)It will notify the General Partner of any changes in its membership within a reasonable time period after any such change.
b.Of the Partnership. The Partnership hereby covenants and agrees that:
(1)It will conduct its affairs in a manner consistent with the Partnership Agreement and the PPM; and
(2)It will comply with all applicable laws and regulations relating to money laundering or the financing of terrorist activities and with applicable regulations of the U.S. Office of Foreign Assets Control.
10.Term. This Agreement shall become effective as of the date hereof and shall remain in full force and effect until the Partnership is dissolved and terminated as set forth in Article VI of the Partnership Agreement; provided that this Agreement may be terminated in writing by any party upon at least 30 days' written notice to the other parties.
11.Governing Law and Jurisdiction.
a.This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof. To the fullest extent permitted by law, the parties hereto hereby submit to the exclusive jurisdiction of the state and federal courts of the State of New York in any Proceeding (including any counterclaims) based on or arising under this Agreement or the transactions contemplated herein. To the fullest extent permitted by law, each party acknowledges and agrees that another party may serve copies of the summons and complaint and any other process that may be served on such party in any such Proceeding by means of sending such summons,

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complaint or other process by registered mail, first-class postage paid, to such party's address, and each party hereby waives objection to any summons, complaint or other process so served. Service so made shall be deemed to be completed five (5) days after any such process shall have been deposited in the U.S. mails. Nothing in this section shall affect the right of a party to serve legal process in any other manner permitted by law. To the fullest extent permitted by law, each party hereby waives as a defense that any such Proceeding brought in such courts has been brought in an inconvenient forum or that the venue thereof may not be appropriate and, furthermore, agree that venue in the State of New York for any such Proceeding is appropriate.
b.To the extent not prohibited by applicable law that cannot be waived, each party, and covenants that such party shall not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any forum in respect of any issue, claim or proceeding arising out of this Agreement or the subject matter hereof or in any way connected with the dealings of any party or any of its Affiliates in connection with any representation, warranty, covenant or agreement contained in this Agreement or any transaction contemplated by the Partnership Agreement, in each case whether now existing or hereafter arising and whether in contract, tort or otherwise. A party may file an original counterpart or a copy of this Section 12.b with any court in any jurisdiction as written evidence of the consent of the parties to the waiver of their respective rights to trial by jury.
12.Miscellaneous.
a.Notices. Any notice or request for consent given in connection with this Agreement, shall be in writing and shall be sent (i) by certified mail, return receipt requested, (ii) by a recognized overnight courier service providing confirmation of delivery, (iii) by facsimile transmission (with confirmation of receipt), or (iv) by electronic mail. All notices, requests for consents and reports sent by electronic mail shall be deemed to have been received on the date sent (unless the sender receives a reply electronic mail indicating that the sent electronic mail was undeliverable, exceeded the memory or other limitations of the recipient's inbox or otherwise could not be delivered to the recipient, in which event the electronic mail shall not be deemed to have been received, and the sender will be required to resend the notice, request for consents or report by one of the other means of communication identified in clauses (i) - (iii) above) and all other notices, requests for consents and reports shall be deemed to have been received on the date of delivery as established by the return receipt, courier service confirmation (or the date on which the return receipt, or courier service confirms that acceptance of delivery was refused by the addressee), or facsimile confirmation received by the sender.
b.Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement supersedes any prior agreement or understandings among them, oral or written with respect to the subject matter hereof, all of which are hereby canceled.
c.Amendments and Waivers. No provision of this Agreement may be amended, modified, waived or discharged except as agreed to in writing by the parties. No failure on the part of any party to exercise, and no delay on its part in exercising, any right or remedy under this Agreement shall operate as a waiver of such right or remedy, nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies provided by law.

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d.Binding Effect; Assignment. This Agreement will be binding upon and inure to the benefit of the heirs, executors, administrators, personal or legal representatives, successors and lawful assigns of the respective parties hereto. This Agreement may only be assigned in accordance with Section 3.11(b) of the Partnership Agreement. The parties hereto agree and acknowledge that, notwithstanding the preceding, one or more Managers may elect to assign this Agreement in whole or in part to one or more of their Affiliates or Affiliates of the General Partner without consent of any Limited Partners if such Manager(s) determine that it is in the interest of the Partnership to do so. For the avoidance of doubt, nothing contained herein shall prevent any Manager from pledging, hypothecating, or otherwise encumbering any right to receive any Management Fees.
e.Headings. The headings of this Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions of this Agreement.
f.Pronouns. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person or Persons may require in the context thereof.
g.Status of the Managers. The Managers will for all purposes be independent contractors and not an employees of the Partnership or General Partner and nothing herein will be construed as making the Partnership or General Partner a partner or co-venturer with the Managers or any of their Affiliates or clients. The Managers will have no authority to act for, represent, bind or obligate the Partnership except as specifically provided herein.
h.Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument, binding on all parties hereto. Any such counterpart, to the extent delivered by means of a facsimile machine or by.pdf,.tif,.gif,.jpg or similar attachment to electronic mail, shall be treated in all manner and respects as an original executed counterpart.
i.Survival. The provisions of Sections 4, 5, 6, 7, 11 and 12 hereof will survive the termination of this Agreement.

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IN WITNESS WHEREOF the parties hereto have caused this Investment Management Agreement to be executed as of the date first written above.

CIM OPPORTUNITY ZONE FUND, L.P. a Delaware limited partnership			CIM OPPORTUNITY ZONE FUND GP, LLC, a Delaware limited liability company

	By:	CIM OPPORTUNITY ZONE FUND GP,	By:	/s/ Jordan Dembo
		LLC, its General Partner		Name: Jordan Dembo
Title: Vice President and Secretary
	By:	/s/ Jordan Dembo
Name: Jordan Dembo
Title: Vice President and Secretary

CIM GROUP, L.P., a California limited partnership			CIM RE DEBT MANAGEMENT, LLC, a Delaware limited liability company

By:CIM MANAGEMENT INC, its General Partner			By:	/s/ Jordan Dembo
Name: Jordan Dembo
Title: Vice President and Secretary
By:	/s/ Jordan Dembo
Name: Jordan Dembo
Title: Vice President and Secretary

CIM CONTROLLED COMPANY MANAGEMENT, LLC, a Delaware limited liability company

By:	/s/ Jordan Dembo
Name: Jordan Dembo
Title: Vice President and Secretary

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